Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts

Media Contacts

Andrew Cook / Linda Ventresca	Joseph Kuo / Caroline Gentile
AXIS Capital Holdings Limited	Kekst and Company
info@axiscapital.com	(212) 521-4800
(441) 297-9513

AXIS CAPITAL REPORTS PROFITABLE YEAR, WITH NET INCOME OF $90.1 MILLION FOLLOWING PRE-TAX HURRICANE NET LOSSES OF $1,019.1 MILLION

Pembroke, Bermuda, February 7, 2006 – AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders of $90.1 million for the year ended December 31, 2005, or $0.57 per diluted common share, compared with net income of $495.0 million, or $2.98 per diluted common share, for the year ended December 31, 2004. Net income available to common shareholders for the quarter ended December 31, 2005 was $233.5 million, or $1.47 per diluted common share, compared with net income of $181.1 million, or $1.09 per diluted common share, for the quarter ended December 31, 2004.

The decrease in the 2005 net income available to common shareholders was principally caused by pre-tax net losses from Hurricanes Katrina, Rita and Wilma of $1,019.1 million. These net losses include $846.9 million for Hurricanes Katrina and Rita, an increase of 5.3% over previously reported net loss estimates for these two events of $804.5 million, and $172.2 million for Hurricane Wilma. These net losses compared to net losses from Hurricanes Charley, Frances, Ivan and Jeanne of $266.3 million for 2004. Our net loss estimate for Hurricane Katrina remained stable at $723.4 million and our net loss estimate for Hurricane Rita increased to $123.5 million from our previous estimate of $80.9 million. Our initial range of net loss estimates for Hurricane Wilma was determined immediately following the event and our updated estimate reflects our analysis of the latest loss information.

AXIS Capital Holdings Limited  106 Pitts Bay Road  Pembroke, Bermuda  HM08

Tel. 441.296.2600  Fax 441.296.3140

www.axiscapital.com

Net income available to common shareholders, excluding net realized gains and losses on investments, net of tax, for 2005 was $105.2 million, or $0.67 per diluted common share, compared with net income of $482.2 million, or $2.91 per diluted common share, for 2004.  This same item excluding foreign exchange losses, net of tax, for 2005 was $157.6 million, or $1.00 per diluted common share, compared with net income $468.2 million, or $2.82 per diluted common share for 2004.

Net income available to common shareholders, excluding net realized gains and losses on investments, net of tax, for the fourth quarter of 2005 was $243.6 million, or $1.54 per diluted common share, compared with net income of $177.2 million, or $1.06 per diluted common share, for the same period in 2004.  This same item excluding foreign exchange losses, net of tax, for the fourth quarter of 2005 was $245.2 million, or $1.54 per diluted common share, compared with net income of $159.0 million, or $0.95 per diluted common share, for the same period in 2004.

Net income available to common shareholders, excluding net realized gains and losses on investments, net of tax, and net income excluding net realized gains and losses on investments and foreign exchange losses, net of tax, are non-GAAP financial measures. Reconciliations of these measures to net income are presented at the end of this release.

Operating highlights for the year ended December 31, 2005 included the following:

•                  Gross premiums written increased by 12.7% to $3,393.9 million primarily due to an increase in premiums written in our reinsurance segment.

•                  Net premiums written increased to $2,659.0 million from $2,423.7 million, an increase of 9.7%.

•                  Net premiums earned increased by 25.9% to $2,553.7 million. The increase was largely generated by our reinsurance segment.

•                  Total pre-tax investment income, including net realized gains and losses, increased by 44.7% to $239.8 million. The increase was primarily due to a combination of higher investment balances and higher investment yields offset by an increase in realized losses; and

•                  Total shareholders’ equity was $3.5 billion and total capitalization was $4.0 billion at December 31, 2005. This included $200 million of common equity and $500 million of preferred equity issued during the third and fourth quarters of 2005. This compared to total shareholders equity of $3.2 billion and total capitalization of $3.7 billion at December 31, 2004.

Commenting on the 2005 financial year results, John Charman, Chief Executive Officer and President of AXIS Capital, stated:  “In a year of unprecedented catastrophe losses, AXIS has clearly demonstrated that its experienced, realistic risk management practice, coupled with its strongly diversified business portfolio, is able to withstand extraordinary losses.  Having been consistently involved in business subject to volatility, my 34-year career goal has been to accrete capital meaningfully over the long-term and, at the very least, to be in a position to do so by preserving capital regardless of market circumstances.  It’s always disappointing to report major loss events; however, I am very proud that AXIS was able to produce net income for 2005 of $90.1 million.  We finished the year with $4 billion in total capital.  This is capital that was preserved by our focused core underwriting discipline and further strengthened by our capital raisings during the last half of 2005.

Our diversified global franchise and underwriting machine is well-positioned to maximize any benefit wherever and whenever it may appear in this firming market environment.  Our underwriters have a proven track record of bringing opportunities to fruition quickly and decisively in an intelligent peer review environment and, in the aftermath of Hurricane Katrina, have been rigorously applying remedial action. AXIS is truly well positioned for 2006 and beyond.”

Operating Results

Gross premiums written for 2005 increased 12.7% from 2004 and were derived 55.2% from our insurance segment and 44.8% from our reinsurance segment compared to 63.7% and 36.3%, respectively, for 2004.  This change in business mix was due to additional premiums written in our reinsurance business and a decrease in premiums written by our global insurance operations. Our combined ratio increased to 101.8% in 2005 from 84.4% in 2004 primarily due to an increase in the level of net hurricane losses.

During the fourth quarter of 2005, gross premiums written decreased by 2.7% compared to the same period in 2004 and were derived 74.6% from our insurance segment and 25.4% from our reinsurance segment compared to 91.1% and 8.9%, respectively, for the same period in 2004.  The change in business mix was primarily due to the decrease in premiums written in global insurance. Our combined ratio decreased to 73.2% in the fourth quarter from 79.3% in the same period in 2004 primarily due to a reduction in the loss ratio.

Insurance Segment

Gross premiums written in our insurance segment decreased by 2.3% to $1,875.0 million for 2005 and 20.4% to $472.2 million for the fourth quarter of 2005 compared to the same periods in 2004.  The decreases were driven by a reduction in gross premiums written in global insurance of 21.4%, or $234.2 million for the year, and 48.0%, or $174.8 million for the fourth quarter. The decreases were driven by our underwriting discipline during the deteriorating market conditions that characterized most of 2005. In particular, we significantly reduced the level of aviation and aviation war business written in the fourth quarter of 2005, which is the primary renewal period for this business, as fewer risks met our underwriting criteria. This decline in global insurance gross premiums written, however, was largely offset by an increase in gross premiums written in our U.S. insurance segment. Gross premiums written in our U.S. insurance segment increased 23.0%, or $189.7 million, for the year and 23.6%, or $54.0 million, for the fourth quarter compared to the same periods in 2004. These increases were primarily due to the targeted expansion of our professional lines products and our specialty program business within our property account.

Net premiums written of $1,167.8 million for 2005 declined 14.3% from 2004 primarily as a result of increased ceded premiums in U.S. insurance. For the fourth quarter of 2005, net premiums written were $320.1 million, a 23.9% decrease from the same period in 2004.

Our insurance segment reported a combined ratio of 93.2% for 2005 compared to 81.0% for 2004.  The increase was driven by net losses of $405.6 million, or 33.8 percentage points, relating to Hurricanes Katrina, Rita and Wilma compared to net losses of $97.1 million, or 8.5 percentage points, relating to Hurricanes Charley, Frances, Ivan and Jeanne in 2004. The

insurance segment experienced favorable prior period reserve development of $268.7 million, or 22.4 percentage points, on short-tail lines of business from accident years 2004 and prior, compared to $106.8 million, or 9.3 percentage points, in 2004.

During the fourth quarter of 2005, the insurance segment generated a combined ratio of 71.9% compared to 68.5% in the same period in 2004. The increase was primarily due to net losses of $70.7 million from Hurricane Wilma, which added 22.4 percentage points to the loss ratio. The insurance segment experienced favorable prior period development of $96.1 million, or 30.4 percentage points, in the quarter on short-tail lines of business from accident years 2004 and prior, compared to $27.4 million, or 9.1 percentage points, in the same period in 2004.

Reinsurance Segment

Our reinsurance segment reported gross premiums written in 2005 of $1,518.9 million, an increase of 39.0% from 2004, and net premiums written in 2005 of $1,491.2 million, an increase of 40.6% from 2004.  The increase in gross premiums written was primarily driven by our property, catastrophe and liability lines of business.

The fourth quarter is not a significant renewal date for our reinsurance segment. Gross premiums written were $161.1 million for the fourth quarter of 2005 compared to $58.1 million for the same period in 2004. The increase was primarily due to additional premiums written in our property and liability lines of business.

Our reinsurance segment reported a combined ratio of 106.2% for 2005 compared to 84.5% in 2004, which was largely driven by an increase in the loss ratio from 63.4% to 86.4%. The segment incurred net losses of $613.5 million, or 45.4 percentage points, relating to Hurricanes Katrina, Rita and Wilma compared to net losses of $169.2 million, or 19.2 percentage points, relating to Hurricanes Charley, Frances, Ivan and Jeanne in 2004.  Favorable prior period reserve development was from short-tail lines of business and was $114.3 million, or 8.5 percentage points, in 2005 compared to $74.9 million, or 8.5 percentage points for 2004.

The combined ratio in the reinsurance segment for the fourth quarter of 2005 was 69.5% compared to 88.1% for the same period in 2004. The decrease was largely due to a decrease in the loss ratio from 66.7% to 51.5%, which was primarily the result of prior period favorable development from short-tail lines of business of $50.4 million, or 13.6 percentage points, in the quarter compared to $13.0 million, or 5.3 percentage points, in the same period in 2004.

Interest Expense

Interest expense for 2005 was $32.4 million compared to $5.3 million for 2004. Interest expense for the fourth quarter of 2005 was $8.2 million compared to $4.6 million for the same period in 2004. Interest expense consists of interest due on outstanding debt, the amortization of debt offering expenses and discounts and fees relating to our credit facility. Our outstanding debt relates to $500 million of senior unsecured notes issued on November 15, 2004.

Preferred Dividends

Preferred dividends were $4.4 million for 2005 and related to dividends declared on our Series A preferred shares, which were issued in September 2005. Dividends on our Series B preferred shares, issued in November 2005, will be payable commencing in 2006, subject to Board approval.

Investments

Total pre-tax investment income for 2005 of $239.8 million included $256.7 million in net investment income and $16.9 million in realized losses. This was an increase of 44.7% from $165.7 million in 2004.  For the fourth quarter of 2005, total pre-tax investment income was $68.0 million and included $78.9 million in net investment income and $10.9 million in realized losses. This was an increase of 31.7% from $51.7 million in the same period in 2004. The increases primarily reflected the positive impact of higher average yields on higher investment balances offset by an increase in realized losses. These increased yields were generated by higher short-term U.S. interest rates together with our increased allocation to other investments.

Capitalization / Shareholders’ Equity

Total capitalization at December 31, 2005 was $4.0 billion. In November 2005, we issued 2,500,000 7.5% Series B preferred shares with net proceeds received of $247.5 million and completed the sale of 6,800,000 common shares with net proceeds received of $200.1 million. In September 2005, we issued 10,000,000 7.25% Series A preferred shares with net proceeds received of $242.3 million.

At December 31, 2005, diluted book value per common share was $19.19 and book value per common share was $20.23. Diluted book value per share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.

Conference Call

We will host a conference call on Wednesday February 8, 2006 at 8:00 AM (Eastern) to discuss the year end financial results and related matters. This presentation will be available through an audio webcast accessible through the Investor Information section of our website at www.axiscapital.com.

In addition, a financial supplement relating to our financial results for the year and fourth quarter is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at December 31, 2005 of $3.5 billion and locations in Bermuda, the United States, Europe and Singapore.  Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s.  AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s.  For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED BALANCE SHEETS

As at December 31, 2005 and December 31, 2004

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2005	December 31, 2004
		Note 1
Assets
Cash and cash equivalents	$1,280,990	$632,329
Fixed maturity investments at fair market value	6,012,425	5,293,877
Other investments	409,504	105,812
Accrued interest receivable	59,784	47,487
Securities lending collateral	998,349	865,311
Insurance and reinsurance balances receivable	1,026,975	914,562
Deferred acquisition costs	196,388	211,082
Prepaid reinsurance premiums	281,579	271,187
Reinsurance recoverable	1,518,110	596,299
Intangible assets	37,013	31,734
Other assets	104,859	68,605
Total Assets	$11,925,976	$9,038,285
Liabilities
Reserve for losses and loss expenses	$4,743,338	$2,404,560
Unearned premiums	1,760,467	1,644,771
Insurance and reinsurance balances payable	314,232	247,940
Accounts payable and accrued expenses	101,179	89,804
Securities lending payable	995,287	864,354
Net payable for investments purchased	76	49,854
Debt	499,046	498,938
Total Liabilities	8,413,625	5,800,221

Shareholders’ Equity
Series A preferred shares	$125	$—
Series B preferred shares	31	—
Common shares	1,861	1,910
Additional paid-in capital	2,386,200	2,017,144
Accumulated other comprehensive (loss) income	(77,798)	12,915
Retained earnings	1,201,932	1,206,095
Total Shareholders’ Equity	3,512,351	3,238,064
Total Liabilities & Shareholders’ Equity	$11,925,976	$9,038,285

Note 1: In 2004, certain investments have been reclassified from other investments to fixed maturity investments to conform to current year classifications.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Quarters and Years ended December 31, 2005 and 2004

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	Quarters ended		Years ended
	December 31,		December 31,
	2005	2004	2005	2004
		Note 2		Note 2
Revenues
Gross premiums written	$633,322	$651,169	$3,393,885	$3,012,311
Premiums ceded	(169,917)	(176,575)	(734,896)	(588,638)
Change in unearned premiums	223,461	74,354	(105,306)	(395,276)
Net premiums earned	686,866	548,948	2,553,683	2,028,397

Net investment income	78,938	47,451	256,712	152,072
Net realized (losses) gains	(10,915)	4,216	(16,912)	13,634
Other insurance related income (loss)	198	3,603	(5,085)	11,253
Total revenues	$755,087	$604,218	$2,788,398	$2,205,356

Expenses
Net losses and loss expenses	$348,716	$300,219	$2,051,129	$1,246,244
Acquisition costs	96,175	78,894	337,383	280,568
General and administrative expenses	57,507	55,945	212,842	187,305
Foreign exchange losses (gains)	1,719	(18,583)	54,090	(14,484)
Interest expense	8,191	4,597	32,447	5,285
Total expenses	$512,308	$421,072	$2,687,891	$1,704,918

Income before income taxes	242,779	183,146	100,507	500,438
Income tax expense	(4,908)	(2,071)	(6,067)	(5,440)
Net Income	237,871	181,075	94,440	494,998
Preferred Dividends	(4,379)	—	(4,379)	—
Net income available to common shareholders	$233,492	$181,075	$90,061	$494,998
Weighted average common shares and Common share equivalents - basic	144,750,783	152,662,584	143,225,774	152,553,677
Weighted average common shares and common share equivalents - diluted	159,123,364	165,397,980	157,523,952	165,875,823
Net income per common share - basic	$1.61	$1.19	$0.63	$3.24
Net income per common share - diluted	$1.47	$1.09	$0.57	$2.98
Insurance Ratios
Loss ratio	50.8%	54.7%	80.3%	61.4%
Expense ratio	22.4%	24.6%	21.5%	23.0%
Combined ratio	73.2%	79.3%	101.8%	84.4%

Note 2: In 2004, interest expense has been reclassifed from general administrative expenses to conform to current year classifications. Interest expense consists of interest due on outstanding debt, the amortization of debt offering expenses and offering discounts and fees relating to our credit facility.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED SEGMENTAL DATA

Quarter ended December 31, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$189,647	$282,556	$472,203	$161,119		$633,322
Net premiums written	168,455	151,673	320,128	143,277		463,405
Net premiums earned	185,081	131,538	316,619	370,247		686,866
Other insurance related income	—	198	198	—		198
Expenses:
Net losses and loss expenses	(40,709)	(117,264)	(157,973)	(190,743)		(348,716)
Acquisition costs	(25,078)	(16,075)	(41,153)	(55,022)		(96,175)
General and administrative expenses	(8,271)	(20,105)	(28,376)	(11,592)		(39,968)
Underwriting income (loss) (a)	111,023	(21,708)	89,315	112,890		202,205

Corporate expenses					(17,539)	(17,539)
Net investment income					78,938	78,938
Realized losses on investments					(10,915)	(10,915)
Foreign exchange losses					(1,719)	(1,719)
Interest expense					(8,191)	(8,191)
Income before income taxes						$242,779

Net loss and loss expense ratio	22.0%	89.1%	49.9%	51.5%		50.8%
Acquisition cost ratio	13.5%	12.2%	13.0%	14.9%		14.0%
General and administrative expense ratio	4.5%	15.3%	9.0%	3.1%	2.6%	8.4%
Combined ratio	40.0%	116.6%	71.9%	69.5%		73.2%

(a) The Company utilizes underwriting income (loss) as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income (loss) takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income (loss) is the difference between the revenue and expense items.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED SEGMENTAL DATA

Quarter ended December 31, 2004

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$364,450	$228,598	$593,048	$58,121	—	$651,169
Net premiums written	313,950	106,846	420,796	53,798	—	474,594
Net premiums earned	200,805	101,450	302,255	246,693	—	548,948
Other insurance related income	3,377	—	3,377	226	—	3,603
Expenses:
Net losses and loss expenses	(83,248)	(52,475)	(135,723)	(164,496)	—	(300,219)
Acquisition costs	(35,423)	(3,302)	(38,725)	(40,169)	—	(78,894)
General and administrative expenses	(11,005)	(21,555)	(32,560)	(12,604)	—	(45,164)
Underwriting income (a)	74,506	24,118	98,624	29,650	—	128,274

Corporate expenses					(10,781)	(10,781)
Net investment income					47,451	47,451
Realized gains on investments					4,216	4,216
Foreign exchange gains					18,583	18,583
Interest expense					(4,597)	(4,597)
Income before income taxes						$183,146

Net loss and loss expense ratio	41.5%	51.7%	44.9%	66.7%		54.7%
Acquisition cost ratio	17.6%	3.3%	12.8%	16.3%		14.4%
General and administrative expense ratio	5.5%	21.2%	10.8%	5.1%	2.0%	10.2%
Combined ratio	64.6%	76.2%	68.5%	88.1%		79.3%

(a)  The Company utilizes underwriting income as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income is the difference between the revenue and expense items.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED SEGMENTAL DATA

Year ended December 31, 2005

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total

Revenues:
Gross premiums written	$861,098	$1,013,919	$1,875,017	$1,518,868		$3,393,885
Net premiums written	649,703	518,064	1,167,767	1,491,222		2,658,989
Net premiums earned	748,015	453,534	1,201,549	1,352,134		2,553,683
Other insurance related (loss) income	(5,865)	780	(5,085)	—		(5,085)
Expenses:
Net losses and loss expenses	(492,667)	(390,140)	(882,807)	(1,168,322)		(2,051,129)
Acquisition costs	(97,908)	(21,092)	(119,000)	(218,383)		(337,383)
General and administrative expenses	(36,794)	(80,909)	(117,703)	(48,410)		(166,113)
Underwriting income (loss) (a)	114,781	(37,827)	76,954	(82,981)		(6,027)

Corporate expenses					(46,729)	(46,729)
Net investment income					256,712	256,712
Realized losses on investments					(16,912)	(16,912)
Foreign exchange losses					(54,090)	(54,090)
Interest expense					(32,447)	(32,447)
Income before income taxes						$100,507

Net loss and loss expense ratio	65.9%	86.0%	73.5%	86.4%		80.3%
Acquisition cost ratio	13.1%	4.7%	9.9%	16.2%		13.2%
General and administrative expense ratio	4.9%	17.8%	9.8%	3.6%	1.8%	8.3%
Combined ratio	83.9%	108.5%	93.2%	106.2%		101.8%

(a) The Company utilizes underwriting income (loss) as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income (loss) takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income (loss) is the difference between the revenue and expense items.

AXIS CAPITAL HOLDINGS LIMITED

UNAUDITED CONSOLIDATED SEGMENTAL DATA

Year ended December 31, 2004

	Global Insurance	U.S. Insurance	Total Insurance	Reinsurance	Corporate	Total
Revenues:
Gross premiums written	$1,095,328	$824,235	$1,919,563	$1,092,748	—	$3,012,311
Net premiums written	933,198	430,087	1,363,285	1,060,388	—	2,423,673
Net premiums earned	796,566	349,287	1,145,853	882,544	—	2,028,397
Other insurance related income	10,264	—	10,264	989	—	11,253
Expenses:
Net losses and loss expenses	(451,724)	(234,746)	(686,470)	(559,774)	—	(1,246,244)
Acquisition costs	(124,953)	(10,779)	(135,732)	(144,836)	—	(280,568)
General and administrative expenses	(35,052)	(71,482)	(106,534)	(41,662)	—	(148,196)
Underwriting income (a)	195,101	32,280	227,381	137,261	—	364,642

Corporate expenses					(39,109)	(39,109)
Net investment income					152,072	152,072
Realized gains on investments					13,634	13,634
Foreign exchange gains					14,484	14,484
Interest expense					(5,285)	(5,285)
Income before income taxes						$500,438

Net loss and loss expense ratio	56.7%	67.2%	59.9%	63.5%		61.4%
Acquisition cost ratio	15.7%	3.1%	11.8%	16.4%		13.8%
General and administrative expense ratio	4.4%	20.5%	9.3%	4.7%	1.9%	9.2%
Combined ratio	76.8%	90.8%	81.0%	84.5%		84.4%

(a) The Company utilizes underwriting income (loss) as a measure of underwriting profitability as it evaluates profitability solely on underwriting related revenues and costs. Items not considered to be part of underwriting include corporate expenses, investment income, realized losses and gains on the sale of investments, foreign exchange and interest expense. These items are evaluated separately from our underwriting results. Underwriting income (loss) takes into account net premiums earned and other insurance related income as revenue and net losses and loss expenses, acquisition costs and underwriting related general and administrative expenses as expenses. Underwriting income (loss) is the difference between the revenue and expense items.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws.  Forward-looking statements contained in this release include our estimate of losses related to Hurricanes Katrina, Rita and Wilma and our expectations regarding market conditions. These statements involve risks, uncertainties and assumptions.  Actual events or results may differ materially from our expectations.  Important factors that could cause actual events or results to be materially different from our expectations include our losses related to Hurricanes Katrina, Rita and Wilma exceeding our estimates. Additional important factors that could cause actual events or results to be materially different from our expectation include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedants to adequately evaluate risks, (7) the loss of one or more key executives (8) a decline in our ratings with rating agencies, (9) the loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition and (12) general economic conditions. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to the GAAP financial measures included within this release, we have presented “net income available to common shareholders, excluding net realized gains and losses on investments, net of tax”, “net income available to common shareholders, excluding net realized gains and losses on investments and foreign exchange, net of tax” and “diluted book value per common share,” which are non-GAAP financial measures. We have included the first and second measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers. We have included the third measure because it takes into account the effect of dilutive securities and, therefore, we believe that this is a better measure of calculating shareholder returns than book value per share.

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING

REALIZED GAINS AND LOSSES ON INVESTMENTS, NET OF TAX

For the Quarters and Years ended December 31, 2005 and 2004

(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended		Years ended
	December 31,		December 31,
	2005	2004	2005	2004

Net income available to common shareholders	$233,492	$181,075	$90,061	$494,998

Adjustment for net realized losses (gains) on investments	10,915	(4,216)	16,912	(13,634)
Adjustment for associated tax impact of net realized (losses) gains on investments	(775)	326	(1,813)	971

Net income available to common shareholders excluding realized (losses) gains on investments, net of tax	$243,632	$177,185	$105,160	$482,235

Net income per common share - diluted	$1.47	$1.09	$0.57	$2.98

Adjustment for net realized (losses) gains on Investments	0.07	(0.03)	0.11	(0.08)
Adjustment for associated tax impact of net realized (losses) gains on investments	—	—	(0.01)	0.01

Net income excluding realized (losses) gains on investments, net of tax per diluted common share	$1.54	$1.06	$0.67	$2.91
Weighted average common shares and common share equivalents - diluted	159,123,364	165,397,980	157,523,952	165,875,823

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING REALIZED GAINS

AND LOSSES ON INVESTMENTS AND FOREIGN EXCHANGE LOSSES, NET OF TAX

For the Quarters and Years ended December 31, 2005 and 2004

(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarters ended		Years ended
	December 31,		December 31,
	2005	2004	2005	2004

Net income available to common shareholders	$233,492	$181,075	$90,061	$494,998

Adjustment for net realized losses (gains) on investments	10,915	(4,216)	16,912	(13,634)
Adjustment for foreign exchange losses (gains)	1,719	(18,583)	54,090	(14,484)
Adjustment for associated tax impact	(891)	739	(3,454)	1,325

Net income available to common shareholders excluding realized (losses) gains on investments and foreign exchange gains, (losses) net of tax	$245,235	$159,015	$157,609	$468,205

Net income per common share - diluted	$1.47	$1.09	$0.57	$2.98

Adjustment for net realized losses (gains) on Investments	0.07	(0.03)	0.11	(0.08)
Adjustment for foreign exchange losses	0.01	(0.11)	0.34	(0.09)
Adjustment for associated tax impact	(0.01)	—	(0.02)	0.01

Net income excluding realized (losses) gains on investments and foreign exchange gains, (losses) net of tax per common diluted share	$1.54	$0.95	$1.00	$2.82

Weighted average common shares and common share equivalents - diluted	159,123,364	165,397,980	157,523,952	165,875,823

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

DILUTED BOOK VALUE PER COMMON SHARE

As at December 31, 2005 and 2004

(Expressed in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2005	December 31, 2004

Total shareholders’ equity	$3,512,351	$3,238,064
less preferred equity	(500,000)	—
Common shareholders’ equity	$3,012,351	$3,238,064

Common shares outstanding	148,868,759	152,764,917

Book value per common share	$20.23	$21.20

Diluted book value on an “as if converted basis”

Common shareholders’ equity	$3,012,351	$3,238,064
add in:
proceeds on exercise of options	117,808	94,724
proceeds on exercise of warrants	244,812	244,812

Adjusted shareholders’ equity	3,374,971	3,577,600

As if converted diluted shares outstanding
Common shares outstanding	148,868,759	152,764,917
add in:
vesting of restricted stock	1,172,550	2,182,700
exercise of options	6,174,464	5,694,181
exercise of warrants	19,650,509	19,619,152

Diluted common shares outstanding	175,866,282	180,260,950

Diluted book value per common share	$19.19	$19.85